Exhibit 99.1

For Immediate Release

CHOICE HOTELS INTERNATIONAL REPORTS 2019 SECOND QUARTER RESULTS
Awarded 46 new domestic Comfort franchise agreements, a 39% increase

ROCKVILLE, Md. (August 6, 2019) - Choice Hotels International, Inc. (NYSE: CHH), one of the world's largest hotel companies, today reported its results for the three months ended June 30, 2019. Highlights include:

•	Net income was $74.4 million for the second quarter 2019, representing diluted earnings per share (EPS) of $1.33.

•	Adjusted net income, excluding certain items described in Exhibit 6, increased 5% to $66.7 million from the 2018 second quarter.

•	Adjusted EPS was $1.19, a 7% increase from the 2018 second quarter.

•	Adjusted earnings before interest, taxes, depreciation, and amortization (EBITDA) for the second quarter were $100.4 million, an increase of 6.5% from the same period of 2018.

•	The company exceeded the top end of its second quarter 2019 adjusted EPS guidance by $0.04 per share and raised its full year adjusted EPS by $0.07 at the midpoint of the range.

•	The company raised its full year 2019 Adjusted EBITDA guidance by $2.0 million at the midpoint of the range.

Additionally, during the second quarter of 2019, the company:

•
Entered the final stages of the $2.5 billion transformation of its flagship Comfort brand. Only one-third of Comfort hotels is either under renovation or will undergo renovations in the second half of the year, a significant milestone for the multi-year initiative.

•	Achieved 16% growth in the number of domestic rooms in its upscale brands, Cambria and Ascend, as of June 30, 2019, from the second quarter 2018.

•	Expanded the number of domestic hotels in its extended stay brands to over 380, a 7% increase from June 30, 2018, and increased the extended stay domestic pipeline by 18% to over 250 hotels.

•	Grew Choice Privileges, the company's award-winning loyalty program, to over 42 million members.

“We’re pleased to report another quarter of excellent financial performance and a positive outlook for the remainder of the year,” said Patrick Pacious, president and chief executive officer, Choice Hotels. “We’re especially pleased that the transformation of our flagship Comfort brand is progressing on schedule and paying off: renovated hotels are outperforming the segment and capturing more business travel while developer demand remains strong. Additionally, our strategic investment in the upscale Cambria brand is propelling its rapid growth across the country-this summer alone, seven Cambria hotels are expected to open their doors in top-tier markets, which, together, represent more than 1,200 upscale rooms that will join our upscale portfolio.”

Additional details from the company’s 2019 second quarter results are as follows:

Revenues

•	Total revenues for the three months ended June 30, 2019, were $317.7 million, an increase of 8% from total revenues reported for the same period of 2018.

•	Total revenues, excluding marketing and reservation system fees, for the second quarter increased 5% over the prior year comparable period to $145.2 million.

•	Domestic royalty fees for the second quarter totaled $100.8 million, a 3% increase from the second quarter of 2018.

•	The company's effective domestic royalty rate increased 10 basis points for the second quarter, compared to the same period of the prior year.

•
Domestic systemwide revenue per available room (RevPAR) declined 0.1% for the second quarter, compared to the same period of the prior year. Comfort hotels that have completed renovations outpaced their competitive set by 60 basis points, driven by both business and leisure travel.

•	Procurement services revenue increased 17% in the second quarter to $20.8 million, compared to the same period of the prior year.

Development

•	The number of domestic franchised hotels and rooms, as of June 30, 2019, increased 2.0% and 2.1%, respectively, from June 30, 2018.

•	International franchised hotels and rooms as of June 30, 2019, increased 4.1% and 5.4%, respectively, from June 30, 2018.

•	The company achieved 5.4% and 5.1% net unit growth in the Clarion and Quality brands, respectively, further strengthening its midscale presence.

•
The company awarded 181 domestic franchise agreements in the second quarter of 2019, including 107 awarded in the month of June, the largest number of agreements awarded in June in the company’s history as a public company.

•	The company’s total domestic pipeline of hotels awaiting conversion, under construction, or approved for development, as of June 30, 2019, increased 4% to 988 from June 30, 2018.

•	The new-construction domestic pipeline totaled 753 hotels, as of June 30, 2019, a 7% increase from June 30, 2018.

•	The company’s total international pipeline of hotels awaiting conversion, under construction, or approved for development totaled 123 as of June 30, 2019 versus 74 hotels as of June 30, 2018.

Use of Cash Flows

Dividends
During the six months ended June 30, 2019, the company paid cash dividends totaling approximately $24 million. Based on the current quarterly dividend rate of $0.215 per share of common stock, the company expects to pay dividends totaling approximately $48 million during 2019.

Stock Repurchases
During the six months ended June 30, 2019, the company repurchased approximately 0.5 million shares of common stock for approximately $42 million under its stock repurchase program, as well as through repurchases from employees in connection with tax withholding and option exercises relating to awards under the company’s equity incentive plans. At June 30, 2019, the company had authorization to purchase up to 1.7 million additional shares of common stock under its share repurchase program.

Hotel Development & Financing
The company has allocated up to $725 million to its program that encourages growth of the upscale Cambria Hotels brand. Investments under this program may include joint-venture investments, forgivable key-money loans, senior mortgage loans, development loans and mezzanine lending, as well as hotel ownership and the operation of a land-banking program. With respect to lending, hotel ownership and joint-venture investments, the company generally expects to recycle these investments within a five-year period. As of June 30, 2019, the company had approximately $393 million reflected on its consolidated balance sheet pursuant to these financial support activities.

In late July 2019, the company redeemed a third party's remaining equity stake in a joint venture that held four key Cambria hotels, increasing the outstanding investment under the current Cambria program to approximately $553 million. The redemption of the remaining joint venture interest in these strategically important hotels reflects the company’s continued investment in accelerating the brand’s development. These hotels not only provide a strategic benefit to the brand but are also expected to generate financial returns for the company’s shareholders. The company does not anticipate owning these hotels on a permanent basis and will consider a sale to a franchisee in the future.

Loss on Sale and Impairment of Assets

During the three and six months ended June 30, 2019, the company recognized a loss on sale and asset impairments totaling $4.6 million and $14.9 million, respectively, related to its reporting unit that provided software as a service (“SaaS”) technology solutions to vacation rental management companies primarily in Europe. The company purchased the reporting unit in 2015 to support its vacation rentals initiative but determined that the technology and services were no longer required to support the company’s growth plans. As a result, the company reached an agreement to divest the reporting unit and completed the sale of the business during the second quarter of 2019.

Outlook
The adjusted numbers in the company’s outlook below exclude the net surplus or deficit generated from the company’s marketing and reservation system activities, the gain (loss) on sale and impairment of assets as well as other items. See Exhibit 7 for the calculation of adjusted forecasted results and the reconciliation to the comparable GAAP measures.
The company’s outlook does not reflect the third quarter 2019 redemption of a third party's remaining equity stake in a joint venture that held four strategically located Cambria hotels. The company currently estimates that the redemption and financial reporting consolidation will generate incremental EBITDA of approximately $3 to $5 million for the remainder of the year. The company is currently completing its purchase price accounting and expects to report the impact of the transaction on net income and EPS in its third quarter earnings release.

•	Net income for full-year 2019 is expected to range between $200 million and $206 million, or $3.58 to $3.68 per share.

•
Adjusted EPS for full-year 2019 is expected to range between $4.16 and $4.22, representing an increase of $0.07 at the midpoint from the company’s previous guidance. The company expects full-year 2019 adjusted net income to range between $232 million and $236 million.

•	Third quarter 2019 adjusted EPS is expected to range between $1.25 and $1.29.

•	Adjusted EBITDA for full-year 2019 is expected to range between $358 million and $363 million, representing an increase of $2.0 million at the midpoint from the company’s previous guidance.

•
The company’s outlook for adjusted EBITDA and adjusted EPS is based on the current number of shares of common stock outstanding and, therefore, do not reflect any subsequent changes that may occur due to new equity grants or further repurchases of common stock under the company’s stock repurchase program.

•	Net domestic units for 2019 are expected to increase by approximately 2%.

•
Domestic RevPAR for the third quarter of 2019 is expected to range between 0% and 2% versus the same period of the prior year. Domestic RevPAR is expected to range between 0% and 1% for full year 2019.

•	The domestic effective royalty rate is expected to increase between 8 and 12 basis points for full-year 2019 as compared to full-year 2018.

•	The effective tax rate is expected to be approximately 23% for third quarter and 21.5% for full-year 2019, respectively.

Conference Call
Choice Hotels International will conduct a conference call on Tuesday, August 6, 2019, at 11:30 a.m. Eastern Time to discuss the company’s 2019 second quarter results. The dial-in number to listen to the call domestically is 888-349-0087 and the number for international participants is 1-412-317-5259. A live webcast will be available on the company’s investor relations website, http://investor.choicehotels.com/, and can be accessed via the Events and Presentations tab.

About Choice Hotels
Choice Hotels International, Inc. (NYSE: CHH) is one of the largest and most successful lodging franchisors in the world. With more than 7,000 hotels, representing nearly 570,000 rooms, in over 40 countries and territories as of June 30, 2019, the Choice® family of hotel brands provide business and leisure travelers with a range of high-quality lodging options from limited service to full-service hotels in the upscale, midscale, extended-stay and economy segments. The award-winning Choice Privileges® loyalty program offers members benefits ranging from everyday rewards to exceptional experiences. For more information, visit www.choicehotels.com.

Forward-Looking Statements
Certain matters discussed in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Generally, our use of words such as “expect,” “estimate,” “believe,” “anticipate,” “should,” “will,” “forecast,” “plan,” “project,” “assume,” or similar words of futurity identify such forward-looking statements. These forward-looking statements are based on management's current beliefs, assumptions, and expectations regarding future events, which, in turn, are based on information currently available to management. Such statements may relate to projections of the company’s revenue, earnings, and other financial and operational measures, company debt levels, ability to repay outstanding indebtedness, payment of dividends, repurchases of common stock, future operations, and expected benefits from the Tax Cuts and Jobs Act, among other matters. We caution you not to place undue reliance on any such forward-looking statements. Forward-looking statements do not guarantee future performance and involve known and unknown risks, uncertainties, and other factors.

Several factors could cause actual results, performance, or achievements of the company to differ materially from those expressed in or contemplated by the forward-looking statements. Such risks include, but are not limited to, changes to general, domestic, and foreign economic conditions; foreign currency fluctuations; operating risks common in the lodging and franchising industries; impairments or losses relating to acquired businesses, changes to the desirability of our brands as viewed by hotel operators and customers; changes to the terms or termination of our contracts with franchisees; our ability to keep pace with improvements in technology utilized for marketing and reservations systems and other operating systems; our ability to grow our franchise system; exposure to risks related to our hotel-development and financing activities; fluctuations in the supply and demand for hotels rooms; our ability to realize anticipated benefits from acquired businesses; the level of acceptance of alternative growth strategies we may implement; operating risks associated with our international operations; the outcome of litigation; and our ability to manage our indebtedness. These and other risk factors are discussed in detail in the company's filings with the Securities and Exchange Commission, including our annual report on Form 10-K and our quarterly reports filed on Form 10-Q. Except as may be required by law, we undertake no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.

Non-GAAP Financial Measurements
The company evaluates its operations utilizing the performance metrics of adjusted EBITDA, revenues excluding marketing and reservation system activities, adjusted SG&A, adjusted hotel margins excluding marketing and reservation system activities, adjusted net income, and adjusted EPS, which are all non-GAAP financial measurements. These measures, which are reconciled to the comparable GAAP measures in Exhibit 6, should not be considered as an alternative to any measure of performance or liquidity as promulgated under or authorized by GAAP, such as net income, EPS, total revenues, and operating margins. The company’s calculation of these measurements may be different from the calculations used by other companies and comparability may therefore be limited.

We discuss management’s reasons for reporting these non-GAAP measures and how each non-GAAP measure is calculated below.

In addition to the specific adjustments noted below with respect to each measure, the non-GAAP measures presented herein also exclude acquisition-related transition and transaction costs and the loss on sale and impairment of assets primarily related to the company’s operations that provide Software as a Service (“SaaS”) technology solutions to vacation-rental management companies to allow for period-over-period comparison of ongoing core operations before the impact of these discrete and infrequent charges.

Adjusted Earnings Before Interest, Taxes, Depreciation, and Amortization: Adjusted EBITDA reflects net income excluding the impact of interest expense, interest income, provision for income taxes, depreciation and amortization, franchise-agreement acquisition cost amortization, other (gains)

and losses, equity in net income (loss) of unconsolidated affiliates, mark-to-market adjustments on non-qualified retirement plan investments, and surplus or deficits generated by marketing and reservation-system activities. We consider adjusted EBITDA to be an indicator of operating performance because it measures our ability to service debt, fund capital expenditures, and expand our business. We also use adjusted EBITDA, as do analysts, lenders, investors, and others, to evaluate companies because it excludes certain items that can vary widely across industries or among companies within the same industry. For example, interest expense can be dependent on a company’s capital structure, debt levels, and credit ratings. Accordingly, the impact of interest expense on earnings can vary significantly among companies. The tax positions of companies can also vary because of their differing abilities to take advantage of tax benefits and because of the tax policies of the jurisdictions in which they operate. As a result, effective tax rates and provision for income taxes can vary considerably among companies. Adjusted EBITDA also excludes depreciation and amortization because companies utilize productive assets of different ages and use different methods of both acquiring and depreciating productive assets or amortizing franchise-agreement acquisition costs. These differences can result in considerable variability in the relative asset costs and estimated lives and, therefore, the depreciation and amortization expense among companies. Mark-to-market adjustments on non-qualified retirement-plan investments recorded in SG&A are excluded from EBITDA, as the company accounts for these investments in accordance with accounting for deferred-compensation arrangements when investments are held in a rabbi trust and invested. Changes in the fair value of the investments are recognized as both compensation expense in SG&A and other gains and losses. As a result, the changes in the fair value of the investments do not have a material impact on the company’s net income. Surpluses and deficits generated from marketing and reservation activities are excluded, as the company’s franchise agreements require the marketing and reservation-system revenues to be used exclusively for expenses associated with providing franchise services, such as central reservation and property-management systems, reservation delivery, and national marketing and media advertising. Franchisees are required to reimburse the company for any deficits generated from these marketing and reservation-system activities and the company is required to spend any surpluses generated in future periods. Since these activities will be managed to break-even over time, quarterly or annual surpluses and deficits have been excluded from the measurements utilized to assess the company’s operating performance.

Adjusted Net Income and Adjusted Earnings Per Share: Adjusted net income and EPS exclude the impact of surpluses or deficits generated from marketing and reservation-system activities. Surpluses and deficits generated from marketing and reservation activities are excluded, as the company’s franchise agreements require the marketing and reservation system revenues to be used exclusively for expenses associated with providing franchise services, such as central reservation and property-management systems, reservation delivery, and national marketing and media advertising. Franchisees are required to reimburse the company for any deficits generated from these marketing and reservation-system activities and the company is required to spend any surpluses generated in future periods. Since these activities will be managed to break-even over time, quarterly or annual surpluses and deficits have been excluded from the measurements utilized to assess the company’s operating performance. We consider adjusted net income and adjusted EPS to be indicators of operating performance because excluding these items allow for period-over-period comparisons of our ongoing operations.

Revenues and Adjusted Operating Margins, Excluding Marketing and Reservation System Activities: The company reports revenues and adjusted operating margins, excluding marketing and reservation-system activities. Previously, the company reported certain non-GAAP measures that excluded the marketing and reservation-system activities, as well as revenues derived from other, non-hotel franchising aspects of the company’s operations. The company is no longer excluding the other non-hotel franchising revenues from these measures because their impact is insignificant on the company’s overall results. These non-GAAP measures we present are commonly used measures of performance in our industry and facilitate comparisons between the company and its competitors. Marketing and reservation-system activities are excluded, as the company’s franchise agreements require the marketing and reservation-system revenues to be used exclusively for expenses associated with providing franchise services, such as central reservation and property-management systems, reservation delivery, and national marketing and media advertising. Franchisees are required to reimburse the company for any deficits generated from these marketing and reservation-system activities and the company is required to spend any surpluses generated in future periods. Since these activities will be managed to break-even over time, quarterly or annual surpluses and deficits have been excluded from the measurements utilized to assess the company’s operating performance.

Contacts
Scott Oaksmith, Senior Vice President, Finance & Chief Accounting Officer
301-592-6659
Oscar Oliveros, Investor Relations Director
301-628-4360

© 2019 Choice Hotels International, Inc. All rights reserved.

Choice Hotels International, Inc. and Subsidiaries							Exhibit 1
Condensed Consolidated Statements of Income
(Unaudited)

	Three Months Ended June 30,				Six Months Ended June 30,
			Variance				Variance
	2019	2018	$	%	2019	2018	$	%
(In thousands, except per share amounts)

REVENUES

Royalty fees	$106,427	$103,219	$3,208	3%	$186,780	$179,917	$6,863	4%
Initial franchise and relicensing fees	6,675	6,481	194	3%	13,482	12,695	787	6%
Procurement services	20,829	17,833	2,996	17%	32,776	27,771	5,005	18%
Marketing and reservation system	172,465	157,347	15,118	10%	282,529	264,348	18,181	7%
Other	11,288	10,561	727	7%	20,437	20,104	333	2%
Total revenues	317,684	295,441	22,243	8%	536,004	504,835	31,169	6%

OPERATING EXPENSES

Selling, general and administrative	46,980	46,270	710	2%	86,494	87,134	(640)	(1)%
Depreciation and amortization	3,405	3,669	(264)	(7)%	7,021	6,722	299	4%
Marketing and reservation system	160,121	136,568	23,553	17%	279,960	255,796	24,164	9%
Total operating expenses	210,506	186,507	23,999	13%	373,475	349,652	23,823	7%

Gain (loss) on sale & impairment of assets, net	(4,641)	82	(4,723)	NM	(14,942)	82	(15,024)	NM

Operating income	102,537	109,016	(6,479)	(6)%	147,587	155,265	(7,678)	(5)%

OTHER INCOME AND EXPENSES, NET
Interest expense	11,093	11,705	(612)	(5)%	22,304	23,014	(710)	(3)%
Interest income	(2,784)	(1,643)	(1,141)	69%	(5,397)	(3,252)	(2,145)	66%
Other (gains) losses	(906)	(503)	(403)	80%	(3,104)	(383)	(2,721)	710%
Equity in net (income) loss of affiliates	980	(567)	1,547	(273)%	3,151	5,401	(2,250)	(42)%
Total other income and expenses, net	8,383	8,992	(609)	(7)%	16,954	24,780	(7,826)	(32)%

Income before income taxes	94,154	100,024	(5,870)	(6)%	130,633	130,485	148	0%
Income taxes	19,765	20,185	(420)	(2)%	26,163	25,560	603	2%
Net income	$74,389	$79,839	$(5,450)	(7)%	$104,470	$104,925	$(455)	0%

Basic earnings per share	$1.34	$1.41	$(0.07)	(5)%	$1.88	$1.85	$0.03	2%

Diluted earnings per share	$1.33	$1.40	$(0.07)	(5)%	$1.87	$1.83	$0.04	2%

Choice Hotels International, Inc. and Subsidiaries		Exhibit 2
Condensed Consolidated Balance Sheets
(Unaudited)

(In thousands, except per share amounts)	June 30,	December 31,
	2019	2018

ASSETS

Cash and cash equivalents	$34,407	$26,642
Accounts receivable, net	181,452	138,018
Other current assets	61,005	79,124
Total current assets	276,864	243,784

Intangible assets, net	272,208	271,188
Goodwill	159,197	168,996
Property and equipment, net	149,084	127,535
Investments in unconsolidated entities	108,843	109,016
Notes receivable, net of allowances	86,905	83,440
Operating lease right-of-use-assets	25,574	—
Investments, employee benefit plans, at fair value	23,313	19,398
Other assets	112,289	115,013

Total assets	$1,214,277	$1,138,370

LIABILITIES AND SHAREHOLDERS' DEFICIT

Accounts payable	$96,752	$73,511
Accrued expenses and other current liabilities	73,851	92,651
Deferred revenue	68,695	67,614
Liability for guest loyalty program	81,202	83,566
Current portion of long-term debt	508	1,097
Total current liabilities	321,008	318,439

Long-term debt	784,280	753,514
Deferred revenue	108,128	110,278
Liability for guest loyalty program	44,923	52,327
Operating lease liabilities	23,594	—
Deferred compensation & retirement plan obligations	28,029	24,212
Other liabilities	26,975	63,372

Total liabilities	1,336,937	1,322,142

Total shareholders' deficit	(122,660)	(183,772)

Total liabilities and shareholders' deficit	$1,214,277	$1,138,370

Choice Hotels International, Inc. and Subsidiaries		Exhibit 3
Condensed Consolidated Statements of Cash Flows
(Unaudited)

(In thousands)	Six Months Ended June 30,

	2019	2018
CASH FLOWS FROM OPERATING ACTIVITIES:

Net income	$104,470	$104,925

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	7,021	6,722
Depreciation and amortization - marketing and reservation system	8,599	10,048
Franchise agreement acquisition cost amortization	5,051	4,375
Impairment of goodwill and long lived assets	15,042	—
(Gain) loss on sale of assets, net	(2,189)	(82)
Provision for bad debts, net	3,535	4,356
Non-cash stock compensation and other charges	8,173	7,716
Non-cash interest and other (income) loss	(2,910)	808
Deferred income taxes	2,418	3,828
Equity in net losses from unconsolidated joint ventures, less distributions received	5,380	6,702
Franchise agreement acquisition costs, net of reimbursements	(19,122)	(20,326)
Change in working capital & other, net of acquisition	(37,729)	(65,258)

NET CASH PROVIDED BY OPERATING ACTIVITIES	97,739	63,814

CASH FLOWS FROM INVESTING ACTIVITIES:
Investment in property and equipment	(38,177)	(21,611)
Investment in intangible assets	(1,037)	(1,329)
Business acquisition, net of cash acquired	—	(231,317)
Proceeds from sales of assets	10,585	3,052
Payment on business disposition, net	(10,783)	—
Contributions to equity method investments	(13,676)	(7,206)
Distributions from equity method investments	7,509	1,210
Purchases of investments, employee benefit plans	(2,276)	(2,047)
Proceeds from sales of investments, employee benefit plans	1,714	1,828
Issuance of notes receivable	(4,877)	(19,005)
Collections of notes receivable	5,442	3,505
Other items, net	309	232

NET CASH USED IN INVESTING ACTIVITIES	(45,267)	(272,688)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net borrowings pursuant to revolving credit facilities	9,400	69,000
Proceeds from the issuance of long-term debt	20,715	352
Principal payments on long-term debt	(248)	(362)
Debt issuance costs	—	(914)
Purchase of treasury stock	(42,437)	(70,573)
Dividends paid	(24,131)	(24,454)
(Payments on) proceeds from transfer of interest in notes receivable	(24,409)	173
Proceeds from exercise of stock options	16,271	38,059

NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	(44,839)	11,281

Net change in cash and cash equivalents	7,633	(197,593)
Effect of foreign exchange rate changes on cash and cash equivalents	132	(595)
Cash and cash equivalents at beginning of period	26,642	235,336

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$34,407	$37,148

CHOICE HOTELS INTERNATIONAL, INC AND SUBSIDIARIES										Exhibit 4
SUPPLEMENTAL OPERATING INFORMATION
DOMESTIC HOTEL SYSTEM
(UNAUDITED)

	For the Six Months Ended June 30, 2019			For the Six Months Ended June 30, 2018			Change

	Average Daily			Average Daily			Average Daily
	Rate	Occupancy	RevPAR	Rate	Occupancy	RevPAR	Rate	Occupancy		RevPAR

Comfort Inn	$93.10	63.9%	$59.44	$93.46	64.3%	$60.07	(0.4)%	(40)	bps	(1.0)%
Comfort Suites	98.04	69.7%	68.37	97.95	69.8%	68.36	0.1%	(10)	bps	0.0%
Sleep	84.46	64.9%	54.85	84.64	65.1%	55.10	(0.2)%	(20)	bps	(0.5)%
Quality	78.52	59.4%	46.60	79.09	59.4%	46.98	(0.7)%	—	bps	(0.8)%
Clarion	83.21	56.5%	47.03	83.37	57.5%	47.94	(0.2)%	(100)	bps	(1.9)%
Econo Lodge	61.86	54.1%	33.46	61.73	53.9%	33.25	0.2%	20	bps	0.6%
Rodeway	62.02	55.0%	34.08	62.75	55.8%	35.03	(1.2)%	(80)	bps	(2.7)%
WoodSpring(1)	46.62	80.1%	37.36	45.81	80.0%	36.66	1.8%	10	bps	1.9%
MainStay	84.66	68.6%	58.09	81.40	69.4%	56.46	4.0%	(80)	bps	2.9%
Suburban	58.21	75.6%	43.98	54.86	76.1%	41.74	6.1%	(50)	bps	5.4%
Cambria Hotels	143.38	72.6%	104.09	143.98	70.8%	101.88	(0.4)%	180	bps	2.2%
Ascend Hotel Collection	123.42	56.5%	69.72	124.97	56.7%	70.86	(1.2)%	(20)	bps	(1.6)%
Total	$80.49	62.6%	$50.36	$80.59	62.8%	$50.58	(0.1)%	(20)	bps	(0.4)%

	For the Three Months Ended June 30, 2019			For the Three Months Ended June 30, 2018			Change

	Average Daily			Average Daily			Average Daily
	Rate	Occupancy	RevPAR	Rate	Occupancy	RevPAR	Rate	Occupancy		RevPAR

Comfort Inn	$97.19	69.7%	$67.78	$97.22	70.2%	$68.20	0.0%	(50)	bps	(0.6)%
Comfort Suites	100.55	73.6%	74.05	100.38	73.8%	74.07	0.2%	(20)	bps	0.0%
Sleep	86.91	70.0%	60.86	87.28	70.1%	61.17	(0.4)%	(10)	bps	(0.5)%
Quality	81.16	64.4%	52.30	81.67	64.3%	52.52	(0.6)%	10	bps	(0.4)%
Clarion	87.43	61.5%	53.75	86.19	62.6%	53.91	1.4%	(110)	bps	(0.3)%
Econo Lodge	64.30	58.8%	37.80	64.10	58.1%	37.21	0.3%	70	bps	1.6%
Rodeway	64.38	59.0%	38.01	64.92	59.4%	38.59	(0.8)%	(40)	bps	(1.5)%
WoodSpring	47.79	81.6%	39.01	46.60	81.6%	38.00	2.6%	—	bps	2.7%
MainStay	87.31	72.4%	63.17	84.68	74.9%	63.39	3.1%	(250)	bps	(0.3)%
Suburban	58.67	77.6%	45.50	56.23	78.6%	44.22	4.3%	(100)	bps	2.9%
Cambria Hotels	152.06	78.0%	118.58	155.55	74.6%	115.99	(2.2)%	340	bps	2.2%
Ascend Hotel Collection	127.90	60.6%	77.45	132.25	60.0%	79.39	(3.3)%	60	bps	(2.4)%
Total	$83.57	67.2%	$56.17	$83.64	67.2%	$56.23	(0.1)%	—	bps	(0.1)%

Effective Royalty Rate

	For the Quarter Ended		For the Six Months Ended
	6/30/2019	6/30/2018	6/30/2019	6/30/2018

System-wide(1)	4.84%	4.74%	4.84%	4.73%

(1) WoodSpring was acquired on February 1, 2018, however, ADR, Occupancy, RevPAR and effective royalty rate reflect operating performance for the six months ended June 30, 2018 as if the brand had been acquired on January 1, 2018

CHOICE HOTELS INTERNATIONAL, INC. AND SUBSIDIARIES							Exhibit 5
SUPPLEMENTAL HOTEL AND ROOM SUPPLY DATA
(UNAUDITED)

	June 30, 2019		June 30, 2018		Variance
	Hotels	Rooms	Hotels	Rooms	Hotels	Rooms	%	%

Comfort Inn	1,044	82,319	1,071	83,753	(27)	(1,434)	(2.5)%	(1.7)%
Comfort Suites	566	43,910	568	44,128	(2)	(218)	(0.4)%	(0.5)%
Sleep	397	28,099	387	27,579	10	520	2.6%	1.9%
Quality	1,665	128,115	1,584	122,850	81	5,265	5.1%	4.3%
Clarion	175	22,085	166	21,988	9	97	5.4%	0.4%
Econo Lodge	823	49,838	830	50,568	(7)	(730)	(0.8)%	(1.4)%
Rodeway	597	34,749	601	34,292	(4)	457	(0.7)%	1.3%
WoodSpring	262	31,515	245	29,386	17	2,129	6.9%	7.2%
MainStay	66	4,387	61	4,263	5	124	8.2%	2.9%
Suburban	56	5,807	52	5,481	4	326	7.7%	5.9%
Cambria Hotels	42	5,923	37	5,301	5	622	13.5%	11.7%
Ascend Hotel Collection	186	15,628	161	13,286	25	2,342	15.5%	17.6%

Domestic Franchises	5,879	452,375	5,763	442,875	116	9,500	2.0%	2.1%
International Franchises	1,166	120,284	1,120	114,077	46	6,207	4.1%	5.4%
Total Franchises	7,045	572,659	6,883	556,952	162	15,707	2.4%	2.8%

CHOICE HOTELS INTERNATIONAL, INC. AND SUBSIDIARIES				Exhibit 6
SUPPLEMENTAL NON-GAAP FINANCIAL INFORMATION
(UNAUDITED)

REVENUES AND ADJUSTED OPERATING MARGINS, EXCLUDING MARKETING AND RESERVATION ACTIVITIES
(dollar amounts in thousands)	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Revenues, Excluding Marketing and Reservation Activities
Total Revenues	$317,684	$295,441	$536,004	$504,835
Adjustments:
Marketing and reservation system revenues	(172,465)	(157,347)	(282,529)	(264,348)
Revenues, excluding marketing and reservation activities	$145,219	$138,094	$253,475	$240,487
Adjusted Operating Margins
Operating Margin:
Total Revenues	$317,684	$295,441	$536,004	$504,835
Operating Income	$102,537	$109,016	$147,587	$155,265
Operating Margin	32.3%	36.9%	27.5%	30.8%
Adjusted Operating Margins
Revenues, Excluding Marketing and Reservation Activities	$145,219	$138,094	$253,475	$240,487

Operating Income	$102,537	$109,016	$147,587	$155,265
Mark to market adjustments on non-qualified retirement plan investments	882	503	3,055	386
Marketing and reservation system reimbursable (surplus) deficit	(12,344)	(20,779)	(2,569)	(8,552)
Acquisition related transition and transaction costs	—	720	—	4,956
Gain (loss) on sale & impairment of assets, net	4,641	(82)	14,942	(82)
Adjusted Operating Income	$95,716	$89,378	$163,015	$151,973

Adjusted Operating Margins	65.9%	64.7%	64.3%	63.2%

ADJUSTED SELLING, GENERAL AND ADMINISTRATION EXPENSES
(dollar amounts in thousands)	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Total Selling, General and Administrative Expenses	$46,980	$46,270	$86,494	$87,134
Mark to market adjustments on non-qualified retirement plan investments	(882)	(503)	(3,055)	(386)
Acquisition related transition and transaction costs	—	(720)	—	(4,956)
Adjusted Selling, General and Administration Expenses	$46,098	$45,047	$83,439	$81,792

ADJUSTED EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION ("EBITDA")
(dollar amounts in thousands)	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Net income	$74,389	$79,839	$104,470	$104,925
Income taxes	19,765	20,185	26,163	25,560
Interest expense	11,093	11,705	22,304	23,014
Interest income	(2,784)	(1,643)	(5,397)	(3,252)
Other (gains) losses	(906)	(503)	(3,104)	(383)
Equity in net (income) loss of affiliates	980	(567)	3,151	5,401
Depreciation and amortization	3,405	3,669	7,021	6,722
Gain (loss) on sale & impairment of assets, net	4,641	(82)	14,942	(82)
Marketing and reservation system reimbursable (surplus) deficit	(12,344)	(20,779)	(2,569)	(8,552)
Franchise agreement acquisition costs amortization	1,321	1,265	2,842	2,490
Acquisition related transition and transaction costs	—	720	—	4,956
Mark to market adjustments on non-qualified retirement plan investments	882	503	3,055	386
Adjusted EBITDA	$100,442	$94,312	$172,878	$161,185

ADJUSTED NET INCOME AND ADJUSTED DILUTED EARNINGS PER SHARE (EPS)

(dollar amounts in thousands, except per share amounts)	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Net income	$74,389	$79,839	$104,470	$104,925
Adjustments:
Marketing and reservation system reimbursable (surplus) deficit	(10,013)	(16,951)	(2,027)	(6,876)
(Gain) loss on sale & impairment of assets, net	2,280	(66)	11,329	(66)
Acquisition related transition and transaction costs	—	559	—	3,796
Adjusted Net Income	$66,656	$63,381	$113,772	$101,779

Diluted Earnings Per Share	$1.33	$1.40	$1.87	$1.83
Adjustments:
Marketing and reservation system reimbursable (surplus) deficit	(0.18)	(0.30)	(0.04)	(0.12)
Gain (loss) on sale & impairment of assets, net	0.04	—	0.20	—
Acquisition related transition and transaction costs	—	0.01	—	0.07
Adjusted Diluted Earnings Per Share (EPS)	$1.19	$1.11	$2.03	$1.78

CHOICE HOTELS INTERNATIONAL, INC. AND SUBSIDIARIES	Exhibit 7
SUPPLEMENTAL INFORMATION - 2019 OUTLOOK
(UNAUDITED)

Guidance represents the midpoint of the company's range of estimated outcomes for the year ended December 31, 2019

ADJUSTED EBITDA FULL YEAR FORECAST
(dollar amounts in thousands)
Midpoint 2019 Guidance

Net income	$203,200
Income taxes	55,600
Interest expense	45,300
Interest income	(9,100)
Other (gains) losses	(3,100)
Depreciation and amortization	15,600
Loss on sale & impairment of assets, net	14,900
Franchise agreement acquisition costs amortization	6,700
Equity in net loss of affiliates	3,100
Marketing and reservation system reimbursable deficit	25,200
Mark to market adjustments on non-qualified retirement plan investments	3,100
Adjusted EBITDA	$360,500

ADJUSTED DILUTED EARNINGS PER SHARE (EPS) FULL YEAR FORECAST
(dollar amounts in thousands, except per share amounts)

Midpoint 2019 Guidance

Net income	$203,200
Adjustments
Marketing and reservation system reimbursable deficit	19,782
Loss on sale & impairment of assets, net	11,300
Adjusted Net Income	$234,282

Diluted Earnings Per Share	$3.64
Adjustments:
Marketing and reservation system reimbursable deficit	0.35
Loss on sale & impairment of assets, net	0.20
Adjusted Diluted Earnings Per Share (EPS)	$4.19